As filed with the Securities and Exchange Commission on August 5, 2004

Registration No. 333-79241

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MEDIMMUNE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	One MedImmune Way Gaithersburg, Maryland 20878	55-1555759
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

1999 Stock Option Plan
(Full Title of the Plan)

David M. Mott Chief Executive Officer, President and Vice Chairman MedImmune, Inc. One MedImmune Way Gaithersburg, Maryland 20878
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(301) 398-0000

This Post-effective Amendment No. 1 is being filed with the Securities and Exchange Commission by the Registrant, in order to de-register 6,000,000 shares of the Registrant’s common stock, par value $.01 per share, covered under the Company’s 1999 Stock Option Plan that are not subject to outstanding stock options. Such shares were registered under a Registration Statement on Form S-8 (Registration No. 333-79241) which was filed on May 25, 1999, as modified pursuant to General Instruction E of Form S-8 by Registration Statements on Form S-8 filed on May 8, 2001 (Registration No.  333-60408), June 13, 2002 (Registration No. 333-90402) and May 27, 2003 (Registration No. 333-105578).  The Registrant has carried forward all of the deregistered shares to a Registration Statement on Form S-8 covering the Registrant’s 2004 Stock Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 5th day of August, 2004.

MEDIMMUNE, INC.

By:	/s/ DAVID M. MOTT
David M. Mott
Chief Executive Officer, President and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Wayne T. Hockmeyer, Ph.D.	Chairman of the Board	August 5, 2004

/s/ DAVID M. MOTT	Chief Executive Officer, President and Vice	August 5, 2004
David M. Mott	Chairman of the Board (Principal Executive
Officer)

Director
David Baltimore, Ph. D.

*	Director	August 5, 2004
M. James Barrett, Ph.D.

*	Director	August 5, 2004
Melvin D. Booth

*	Director	August 5, 2004
James H. Cavanaugh, Ph.D.

*	Director	August 5, 2004
Barbara Hackman Franklin

*	Director	August 5, 2004
Gordon S. Macklin

Signature	Title	Date

Director
Elizabeth Wyatt

/s/ LOTA S. ZOTH	Senior Vice President and Chief Financial	August 5, 2004
Lota S. Zoth	Officer (Principal Financial and Accounting
Officer)

*/s/ DAVID M. MOTT	Attorney in fact	August 5, 2004
By: David M. Mott

EXHIBIT LIST

Exhibit	Document
24	Power of Attorney (incorporated by reference from the Registrant’s Registration Statement on Form S-8 (Registration No. 333-79241) which was filed on May 25, 1999)